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                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                      INSIGHT COMMUNICATIONS COMPANY, INC.

         Insight Communications Company, Inc., a corporation organized and existing under the Delaware General Corporation Law (the "Corporation"), does hereby certify:

         1. The Corporation has not received any payment for any of its stock.

         2. The Corporation's original certificate of incorporation was filed on March 9, 1999 with the Secretary of State of the State of Delaware under the name Insight Communications Companies, Inc.

         3. The following amendment and restatement of the Corporation's Certificate of Incorporation was approved and duly adopted by a majority of the Corporation's Board of Directors in accordance with the provisions of Sections 241 and 245 of the Delaware General Corporation Law:

                                  "ARTICLE ONE

                                      NAME

         The name of the corporation (hereinafter the "Corporation") is

                      INSIGHT COMMUNICATIONS COMPANY, INC.

                                   ARTICLE TWO
                                REGISTERED OFFICE

         The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 30 Old Rudnick Lane, Suite 100, Dover, Delaware 19901 County of Kent; and the name of the registered agent of the Corporation in the State of Delaware at such address is LEXIS Document Services Inc.

                                  ARTICLE THREE

                                     PURPOSE

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.


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                                                                          Page 2


                                  ARTICLE FOUR
                                CAPITAL STRUCTURE

         The total number of shares of capital stock which the Corporation shall have the authority to issue is 500,000,000 shares, consisting of three classes of capital stock:

         (a) 300,000,000 shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock");

         (b) 100,000,000 shares of Class B Common Stock, par value $0.01 per share (the "Class B Common Stock," and together with the Class A Common Stock, the "Common Stock"); and

         (c) 100,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock").

                                  ARTICLE FIVE
                                  COMMON STOCK

         5.1 Identical Rights. Except as otherwise set forth in this ARTICLE FIVE, each share of Common Stock shall be identical, including, without limitation, the right to participate ratably in dividends and other distributions (including distributions upon liquidation, dissolution or other winding up of the Corporation), payable in cash, stock or property, except that in the case of dividends or distributions payable in shares of a class of Common Stock, only shares of Class A Common Stock may be distributed with respect to Class A Common Stock and only shares of Class B Common Stock may be distributed with respect to Class B Common Stock, and the number of shares of Common Stock payable per share will be equal for each class. In addition, neither the shares of Class A Common Stock nor the shares of Class B Common Stock may be subdivided, consolidated, reclassified or otherwise changed unless concurrently the shares of the other class of Common Stock are subdivided, consolidated, reclassified or otherwise changed in the same proportion and the same manner. The Corporation may not make any dividend or distribution with respect to any class of Common Stock unless at the same time the Corporation makes a ratable dividend or distribution with respect to each outstanding share of Common Stock regardless of class. The rights of holders of Class A Common Stock and Class B Common Stock are subject to the rights of holders of shares of any series of Preferred Stock that the Corporation may designate and issue from time to time.

         5.2 Voting Rights. The holders of the Common Stock shall vote as a single class on all matters submitted to a vote of the stockholders to which the holders of Common Stock are entitled to vote, except as may be required by the Delaware General Corporation Law or as otherwise expressly specified in this Restated Certificate of Incorporation. Each share of Class A Common Stock shall be entitled to one vote and each share of Class B Common Stock shall be entitled to ten votes. The Corporation, by action of its Board of Directors and the affirmative vote


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                                                                          Page 3


of the holders of a majority of the voting power of the capital stock of the Corporation entitled to vote, may increase or decrease the number of authorized shares of Common Stock or Preferred Stock of the Corporation (but not below the number of shares of Common Stock or Preferred Stock, respectively, then outstanding or reserved for issuance upon the conversion of shares of Class B Common Stock) irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law; provided, however, that any increase or decrease to the number of authorized shares of Class B Common Stock shall in addition to the foregoing, require the affirmative vote of the holders of a majority of the voting power of the Class B Common Stock, voting as a separate class.

         5.3 Holders of Class B Common Stock. Shares of Class B Common Stock from time to time outstanding shall be held of record by members of the Management Group (as defined below), and by no other person or persons. For purposes of this Section 5.3, the term "Management Group" shall mean (a) such persons who may be permitted to hold shares of Class B Common Stock pursuant to the provisions of that certain Securityholders Agreement (the "Securityholders Agreement") dated May 11, 1999 among the Corporation, Vestar Capital Partners III, L.P. and the several other parties thereto, or (b) at all times subsequent to the termination of the Securityholders Agreement in accordance with its terms, any and all persons designated by the Board of Directors of the Corporation from time-to-time as members of the Management Group, which members shall be limited to directors and officers of the Corporation or a subsidiary of the Corporation, other persons serving the Corporation or a subsidiary of the Corporation in a management capacity and such affiliates, family members and other associates of the foregoing persons as may be designated from time to time by the Board of Directors of the Corporation.

         5.4 Conversion Rights.

         (a) Voluntary Conversion of Class B Common Stock. Each share of Class B Common Stock is convertible into one fully paid and non-assessable share of Class A Common Stock at any time at the option of the holder. In order to exercise the conversion privilege, the holder of any shares of Class B Common Stock to be converted shall present and surrender the certificate or certificates representing such shares during usual business hours at the principal executive offices of the Corporation, or if any agent for the registration of transfer of shares of Class B Common Stock is then duly appointed and acting (said agent being hereinafter called the "Transfer Agent"), then at the office of the Transfer Agent, accompanied by written notice that the holder elects to convert the shares of Class B Common Stock represented by such certificate or certificates, to the extent specified in such notice. Such notice shall also state the name or names (with addresses) in which the certificate or certificates for shares of Class A Common Stock which shall be issuable on such conversion shall be issued. If required by the Corporation, any certificate for shares of Class B Common Stock surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation and the Transfer Agent, duly executed by the holder of such shares or his or her duly authorized representative. As promptly as practicable after the receipt of such notice and the surrender of the certificate or certificates representing such shares of Class B Common Stock as aforesaid, the Corporation shall issue and


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deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full shares of Class A Common Stock issuable upon the conversion of such shares. Each conversion of shares of Class B Common Stock shall be deemed to have been effected on the date on which such notice shall have been received by the Corporation or the Transfer Agent, as applicable, and the certificate or certificates representing such shares shall have been surrendered (subject to receipt by the Corporation or the Transfer Agent, as applicable, within thirty (30) days thereafter of any required instruments of transfer as aforesaid), and the person or persons in whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby.

         (b) Automatic Conversion of Class B Common Stock. Upon any transfer of shares of Class B Common Stock to any person other than a member of the Management Group, said shares shall be deemed automatically to convert, effective as of the date of transfer thereof, into the same number of shares of Class A Common Stock.

         (c) Unconverted Shares. If less than all of the shares of Class B Common Stock evidenced by a certificate or certificates surrendered to the Corporation (in accordance with such procedures as the Board of Directors of the Corporation may determine) are converted, the Corporation shall execute and deliver to or upon the written order of the holder of such certificate or certificates a new certificate or certificates evidencing the number of shares of Class B Common Stock which are not converted without charge to the holder.

         (d) No Conversion Rights of Class A Common Stock. The Class A Common Stock has no conversion rights.

         5.5 Reservation. The Corporation hereby reserves, and shall at all times reserve and keep available, out of its authorized and unissued shares of Class A Common Stock, for the purposes of effecting conversions, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock. The Corporation covenants that all the shares of Class A Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable. The Corporation shall take all such action as may be necessary to assure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or regulation.

         5.6 Merger. Upon the merger or consolidation of the Corporation, holders of each class of Common Stock will be entitled to receive equal per share payments or distributions, except that in any transaction in which shares of capital stock are distributed, such shares may differ to the extent that the Class A Common Stock and the Class B Common Stock differ as provided in this Restated Certificate of Incorporation.

         5.7 Liquidation. Upon any dissolution or liquidation of the Corporation, the holders of the Class A Common Stock and Class B Common Stock will be entitled to receive ratably all assets of the Corporation available for distribution to stockholders, subject to any preferential rights of any then outstanding shares of Preferred Stock.


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                                                                          Page 5


                                   ARTICLE SIX
                                 PREFERRED STOCK

         Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated in the resolution or resolutions providing for the establishment of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Except as otherwise expressly stated in the resolution or resolutions providing for the establishment of a series of Preferred Stock, any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise expressly provided by law.

         Authority is hereby expressly granted to the Board of Directors of the Corporation to issue, from time to time, shares of Preferred Stock in one or more series, and, in connection with the establishment of any such series by resolution or resolutions, to determine and fix such voting powers, full or limited, or no voting powers, and such other powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, if any including, without limitation, dividend rights, conversion rights, redemption and sinking fund privileges, and liquidation preferences, as shall be stated in such resolution or resolutions, all to the fullest extent permitted by the Delaware General Corporation Law. Without limiting the generality of the foregoing, the resolution or resolutions providing for the establishment of any series of Preferred Stock may, to the extent permitted by law, provide that such series shall be superior to, rank equally with or be junior to the Preferred Stock of any other series. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any series of Preferred Stock, no vote of the holders of shares of Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Restated Certificate of Incorporation.

                                  ARTICLE SEVEN
                               BOARD OF DIRECTORS

         (a) The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection
(b) of Section 102 of the Delaware General Corporation Law, as the same may be amended and supplemented.

         (b) The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to


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                                                                          Page 6


be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (c) If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         (d) No amendment to or repeal of this ARTICLE SEVEN shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

                                  ARTICLE EIGHT
                              CORPORATE GOVERNANCE

         The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation and for the further definition of the powers of the Corporation and its directors and stockholders:

         (a) The Board of Directors shall have the power to adopt, amend or repeal the by-laws of the Corporation.

         (b) The stockholders may adopt, amend or repeal the by-laws of the Corporation only with, in addition to any other vote required by-law, the affirmative vote of the holders of not less than 66 2/3% of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

         (c) Elections of directors need not be by written ballot unless the by-laws of the Corporation so provide.

         (d) Special meetings of stockholders may be called by the Board of Directors, the Chairman of the Board of Directors or the President of the Corporation and may not be called by any other person. Notwithstanding the foregoing, whenever holders of one or more series of Preferred Stock shall have the right, voting separately as a series, to elect directors, such holders may call special meetings of such holders pursuant to the certificate of designation for such series.

                                  ARTICLE NINE

                                    AMENDMENT

         The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or


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inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this ARTICLE NINE; provided that at all times as the Securityholders Agreement shall be in effect and shall not have been terminated in accordance with its terms, no amendment may be made to the provisions of this Article Nine or to the provisions of Sections 5.2 or 5.3 hereof except as otherwise permitted pursuant to the provisions of the Securityholders Agreement."

         IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which restates and amends the provisions of the Certificate of Incorporation of the Corporation, and which has been duly adopted in accordance with Sections 241 and 245 of the General Corporation Law, has been executed by its duly authorized officer this ____ day of July, 1999.

                                    INSIGHT COMMUNICATIONS COMPANY, INC.

                                    By:
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                                    Name:
                                         --------------------------------
                                    Title:
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